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                                OPTION AGREEMENT

         OPTION AGREEMENT dated as of July 12, 2001, between Uncommon Media Group, Inc., a Florida corporation with an office located at 35 West 54th Street, 2nd Floor, New York, New York (the "Company") and Lang & Swartz Financial Services GMBH, a German company, with an office at Ernst-Schneider-Platz 1. D-40212 Dussoldorf, Germany, (the "Holder").

         WHEREAS, the Company proposes to issue to Holder an option (the "Option") to purchase a certain number of common shares of the Company, par value $.01 per share (the "Common Stock") in consideration of the payment deferral of certain accrued professional fees currently owed by the Company to Holder;

         NOW, THEREFORE, in consideration of the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant. In consideration of certain consulting services rendered and as an incentive for Holder to continue to provide such services to the Company, Holder is hereby granted the right to purchase, at any time from and after the date hereof, until 5:00 P.M., EST, on July 12, 2003 up to an aggregate of 75,000 shares with initial exercise prices as follows:

         (i)      25,000 shares at a price of $1.50 per share;
         (ii)     25,000 shares at a price of $1.75 per share; and
         (iii)    25,000 shares at a price of $2.00 per share.

The Option granted pursuant hereto shall be evidenced in a certain certificate annexed hereto as Exhibit A (the "Option Certificate") in which all other terms and conditions associated with the Option shall be expressly set forth.

2. Authorization. The Company has full corporate power and authority to execute and deliver this Option Agreement and the Option Certificate annexed hereto, and this Option Agreement and the Option Certificate, once executed and delivered, constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

3. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflict of laws.

4. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

UNCOMMON MEDIA GROUP, INC.                   LANG & SCHWARZ FINANCIAL
                                                        SERVICES GMBH

By:__________________________                By:__________________________
Name:  Lawrence Gallo                        Name:
Title:     President                         Title:


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THE SECURITIES REPRESENTED BY THIS OPTION CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER SAID ACT, (II) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, OR NO-ACTION LETTER ISSUED BY THE SECURITIES AND EXCHANGE COMMISSION, THAT SUCH REGISTRATION IS NOT REQUIRED, OR (IIII) UNLESS SOLD PURSUANT TO, AND IN COMPLIANCE WITH THE REQUIREMENTS OF, RULE 144 OF SUCH ACT.

                           UNCOMMON MEDIA GROUP, INC.

                          COMMON STOCK PURCHASE OPTION


Void after 5:00 PM EST                                  Right to Purchase 75,000
July 12, 2003                                             shares of Common Stock
                                                         (subject to adjustment)

No. CSPO-002

         Uncommon Media Group, Inc. (the "Company"), a Florida corporation, hereby certifies that, for value received, Holder (as hereinafter defined), is entitled, subject to the terms set forth herein, to purchase from the Company at any time or from time to time before 5:00 P.M. E.S.T., on July 12, 2003, fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company, at the purchase price per share of $1.50 with respect to 25,000 Shares, $1.75 with respect to 25,000 Shares and $2.00 with respect to 25,000 Shares (the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         This Option Certificate is the Common Stock Purchase Option (the "Option"), evidencing the right to purchase shares of Common Stock of the Company, issued pursuant to a certain Option Agreement (the "Agreement"), dated as of July 12, 2001, between the Company and Lang & Swartz Financial Services GMBH (the "Holder"). This Option evidences a right to purchase an aggregate of 75,000 shares of Common Stock of the Company, subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Company" includes, in addition to the Company itself, any corporation which shall succeed to or assume the obligations of the Company hereunder.

                  (b) The term "Common Stock" includes all stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).


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                  (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holder of the Option at any time shall be entitled to receive, or shall have received, on the exercise of the Option, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

                  (d) The term "Person" shall have that meaning ascribed in the Securities Act of 1933, as amended.

                  (e) The term "Shares" means the Common Stock of the Company issued or issuable upon exercise of the Option.

1. Exercise of Option.

This Option, or any part hereof, is exercisable at initial prices per share of:

         (i)      $1.50 with respect to 25,000 Shares;
         (ii)     $1.75 with respect to 25,000 Shares; and
         (iii)    $2.00 with respect to 25,000 Shares.

Each such exercise price shall be subject to adjustment as hereinafter provided. Upon delivery of notice of intention to exercise all or any part of this Option, together with payment of the applicable Purchase Price for the Shares purchased at the Company's principal offices, the Holder shall be entitled to receive a certificate or certificates for the Shares so purchased in those denominations set forth in such notice by Holder. Payment of the Purchase Price shall be made by cash, money order, certified or bank cashier's check or wire transfer. In the event of the exercise of less than all of the Shares purchasable under this Option, the Company shall, at its expense, amend this Option so as only to reduce the number of Shares to which it may thereafter be exercised.

2. Adjustment of Purchase Price and Number of Shares.

         2.1 (a) In case the Company shall (i) pay a dividend on its Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common Stock, or
(iii) combine its outstanding shares of Common Stock into a small number of shares, then, in such an event, the Purchase Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Purchase Price will bear the same relation to the Purchase Price in effect immediately prior to any such event as the total number of shares of Common Stock outstanding immediately prior to any such event shall bear to the total number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this subdivision (a), (i) shall become effective retroactively immediately after the record date in the case of a dividend and (ii) shall become effective immediately after the effective date in the case of a subdivision or combination. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein.

         2.2. Upon each adjustment of the Purchase Price pursuant to subdivision
(a) of Subsection 2.1, the number of shares of Common Stock purchasable upon exercise of this Option Certificate shall be adjusted to the number of shares of Common Stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of this Option Certificate by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the new Purchase Price.


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         2.3 In case of any capital reorganization of the Company, or of any reclassification of the Common Stock, this Option Certificate shall be exercisable after such capital reorganization or reclassification upon the terms and conditions specified in this Option Certificate, for the number of shares of stock or other securities which the Common Stock issuable (at the time of such capital reorganization or reclassification) upon exercise of this Option Certificate would have been entitled to receive upon such capital reorganization or reclassification if such exercise had taken place immediately prior to such action. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this Subsection 2.3.

         2.4 The form of this Option Certificate need not be changed because of any change in the Purchase Price pursuant to this Section 2 and any Option Certificate issued after such change may state the same Purchase Price and the same number of shares of Common Stock as are stated in this Option Certificate as initially issued.

3. Adjustment for Reorganization, Consolidation, Merger, Etc.

         3.1 Merger, Etc. In case at any time or from time to time after the date of this Option, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other Person, or (c) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company within 24 months from the date of such transfer (any such transaction being hereinafter sometimes referred to as a "Reorganization") then, in each such case, the Holder, upon the exercise hereof as provided in Section 1 at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Option immediately prior thereto (all subject to further adjustment thereafter as provided in Section 2, provided that the successor corporation in any such Reorganization described in clause (b) or (c) above where the Company will not be the surviving entity (the "Acquiring Company") has agreed prior to such Reorganization in a writing satisfactory in form and substance to the Holder that this Option shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on exercise after the consummation of such Reorganization, and shall be binding upon the issuer of any such stock or other securities (including, in the case of any transfer of properties or assets referred to above, the Person acquiring all or substantially all of the properties or assets of the Company).

         3.2 Continuation of Terms. This Option shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Option after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the Company, whether or not such Person shall have expressly assumed the terms of this Option as provided in Section 3.1.


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4. Replacement of Options.

On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Option and, in the case of any such loss, theft or destruction of any Option, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Option, the Company at its expense will execute and deliver, in lieu thereof, a new Option of like tenor.

5. Negotiability, Assignment, etc.

This Option may not be transferred without the written consent of the Company.

6. Notice, etc.

All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by Holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the Holder of this Option who has so furnished an address to the Company.

6. Miscellaneous.

This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Option is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by its laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The headings in this Option are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Option is being executed as an instrument under seal. All nouns and pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.

13. Expiration.

The right to exercise this Option shall expire at 5:00 P.M., E.S.T, on July 12, 2003.


Dated:   July 12, 2001                               UNCOMMON MEDIA GROUP, INC.




                                                     By:________________________
                                                     Name:  Lawrence Gallo
                                                     Title:     President



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